Sub-Item 77Q1: Exhibits.

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

(a)(1) Amendment No. 27 to the Agreement and Declaration of Trust of the Trust, dated May 7, 2010, is incorporated herein by reference to Exhibit (a)(28) in Registrant’s Post-Effective Amendment No. 76 filed with the Commission on May 16, 2011 (Accession No. 0001193125-11-141481).

(a)(2) Amendment No. 28 to the Agreement and declaration of Trust, dated February 18, 2011, is incorporated by reference to Exhibit (a)(29) in Registrant’s Post-Effective Amendment No. 76 filed with the Commission on May 16,02011 (Accession No. 0001193125-11-141481).

(a)(3) Amendment No. 7 to the By-Laws of the Registrant dated November 5, 2010 is incorporated by reference to Exhibit (b)(8) in Registrant’s Post-Effective Amendment No. 76 filed with the Commission on May 16, 2011 (Accession No. 0001193125-11-141481).